UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2013

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Amendment and Restatement of the Alliant Techsystems Inc. Income Security Plan

On July 30, 2013, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved the amendment and restatement of the Alliant Techsystems Inc. Income Security Plan (the “Income Security Plan”), a change-in-control severance plan for ATK’s executive officers.  The Committee revised the Income Security Plan’s retirement provisions to align them with changes to ATK’s Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) that went into effect on July 1, 2013.  The changes to the DC SERP were previously disclosed by ATK in a Form 8-K dated January 31, 2013.  The Committee also made other clarifying, conforming and minor technical changes to the Income Security Plan.

This description of the Income Security Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

ATK held its Annual Meeting of Stockholders on July 31, 2013.  The stockholders voted upon the following proposals: (1) election of eight directors, (2) advisory vote to approve executive compensation, (3) ratification of the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm for the fiscal year ending March 31, 2014, and (4) a stockholder proposal regarding the disclosure of corporate lobbying activities.  The final voting results are set forth below.

Proposal 1:  Election of Directors.  The eight nominees for election to the Board of Directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, based upon the following votes:

	For	Withheld	Broker Non-Votes
Roxanne J. Decyk	21,269,277	5,641,623	2,524,606

Mark W. DeYoung	21,577,719	5,333,181	2,524,606

Martin C. Faga	21,496,210	5,414,690	2,524,606

Ronald R. Fogleman	21,413,113	5,497,787	2,524,606

April H. Foley	21,482,161	5,428,739	2,524,606

Tig H. Krekel	21,381,231	5,529,669	2,524,606

Douglas L. Maine	21,460,227	5,450,673	2,524,606

Roman Martinez IV	21,482,853	5,428,047	2,524,606

Proposal 2:  Advisory Vote to Approve Executive Compensation. The compensation of ATK’s “named executive officers,” as disclosed in ATK’s proxy statement dated June 14, 2013, was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
20,729,212	5,807,852	373,836	2,524,606

Proposal 3:  Ratification of Appointment of Independent Registered Accounting Firm. The proposal to ratify the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm for the fiscal year ending March 31, 2014 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
28,716,145	412,587	306,774	—

Proposal 4:  Stockholder Proposal Regarding Disclosure of Corporate Lobbying Activities. The stockholder proposal regarding disclosure of ATK’s corporate lobbying activities was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
15,062,933	8,187,259	3,660,708	2,524,606

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Alliant Techsystems Inc. Income Security Plan, As Amended and Restated Effective July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Scott D. Chaplin
Name:	Scott D. Chaplin
Title:	Senior Vice President, General
Counsel and Secretary

Date: July 31, 2013